                                                                    EXHIBIT 10.2

                            SECURED LOAN AGREEMENT
                            ----------------------

     This secured loan agreement (the "Agreement") is made and entered into as of the 31st day of January, 1997 between HFMI ACQUISITION CORPORATION, a Delaware corporation ("Newco"), and HARRY'S FARMERS MARKET, INC., a Georgia corporation (the "Company").

                                   RECITALS
                                   --------

     Newco and Company have entered into a transaction agreement pursuant to which Newco has agreed to enter into a secured loan agreement providing for certain secured loans to the Company. This Agreement is being entered into to provide two separate credit facilities to Company: (i) a refinancing credit facility and (ii) a development credit facility.

                                   COVENANTS
                                   ---------

     In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of any advances made hereunder to or for the benefit of Company by Newco, the parties hereto agree as follows:


                                   ARTICLE I

                             THE REFINANCING LOAN
                             --------------------

     1.1  The Refinancing Loan.  Newco agrees, on the terms and subject to the
          --------------------
conditions hereinafter set forth, including, but not limited to, the conditions to loan advances set forth in Article V hereof and the limitation on the amount available from time to time to be borrowed set forth in Section 3.2 hereof, to advance on the Closing (as defined in Section 3.7 hereof) the principal amount of $12,000,000 (the "Refinancing Loan"). The Refinancing Loan shall be advanced by wire transfer of Newco to the account of Company.

     1.2  Purposes of the Refinancing Loan.  Proceeds of the Refinancing Loan
          --------------------------------
shall be used by Company to repay $12,000,000 in principal amount of indebtedness owed to NationsBank, N.A. (South).

                                  ARTICLE II

                             THE DEVELOPMENT LOAN
                             --------------------

     2.1  The Development Loan.  Newco agrees, on the terms and subject to the
          --------------------
conditions hereinafter set forth, including, but not limited to, the conditions to loan advances set forth in Article V hereof and the limitation on the amount available from time to time to be borrowed set forth in Section 3.2 hereof, to advance at any time and from time to time during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the "Draw Loan Termination Date"), amounts requested by Company in an aggregate principal amount not to exceed an $8,000,000 (the "Development Loan"). Each advance of the Development Loan shall be in a minimum amount of $100,000 and shall be made by wire transfer of Newco to the account of Company.

     2.2  Purposes of the Development Loan.  Proceeds of the Development Loan
          --------------------------------
shall be used by Company solely (i) to fund expenditures of the Company provided for in Section 3 of the Consulting Services Agreement of even date herewith among Newco, the Company and Harry A. Blazer and (ii) for general corporate purposes in accordance with the last sentence of Section 3.2 hereof.


                                  ARTICLE III

                              GENERAL PROVISIONS
                              ------------------

     3.1  Promissory Notes.  The Refinancing Loan and the Development Loan
          ----------------
(together, the "Loans") shall be evidenced by promissory notes (the "Notes") of even date herewith in the form attached hereto as Exhibit A-1 (the "Refinancing Note") and Exhibit A-2 (the "Development Note").

     3.2  Maximum Principal Balance.  The aggregate outstanding principal
          -------------------------
balance of the Loans shall at no time exceed $20,000,000, less the principal amount of debt contributed in respect of option exercises under Section 3.9 (the "Maximum Principal Balance"); provided, however, that Newco shall have no obligation to fund, nor shall Company have any right to borrow hereunder, during any fiscal year, any portion of the Development Loan unless Newco and the Company have approved a budget setting forth the use of the proceeds of such funding. Notwithstanding the foregoing, the Company may use proceeds of, and Newco shall be obligated to fund without regard to any budget and/or approval thereof by Newco, the Development Loan for general corporate purposes in an amount not to exceed $500,000 from the Closing through the first anniversary of the Closing, $1,000,000 from the Closing through the second anniversary of the Closing, $1,500,000 from the Closing through the third anniversary of the Closing and $2,000,000 from the Closing through the fourth anniversary of the Closing ("Committed Loans").

     3.3  The Loan Account.  Newco shall maintain a loan account on its books in
          ----------------
which shall be recorded all advances under the Loans (collectively, "Advances") made by Newco to Company pursuant to this Agreement, and all payments made by Company with respect to the Loans; provided, however, that failure to maintain such account or record any advances therein shall not relieve Company of its obligations to repay the outstanding principal amount of the Loans, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Agreement and the Notes.

     3.4  Interest Rate.
          -------------

          (a) Interest shall accrue daily on the aggregate outstanding principal balance of the Loans, for the period commencing on the date the Loans are made until the Loans are paid in full, (i) during the period commencing on the date the Loans are made until the Draw Loan Termination Date, at a per annum rate of 5%, and (ii) thereafter at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest ("B of A") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which B of A adjusts its "reference rate." Interest on the outstanding principal amount of the Loans shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

          (b) Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          (c) Any principal payment due under a Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

     3.5  Payment of Interest.  During the Interest Payment Period (as defined
          -------------------
below) Company shall pay to Newco interest only on the outstanding principal balance of the Loans on the first day of each fiscal quarter of the Company. The "Interest Payment Period" shall mean the period commencing on the first day of the fiscal quarter immediately following the date on which the Company initially draws on the Loans under this Agreement and continuing through and including the Draw Loan Termination Date. Thereafter Company shall pay principal and interest as provided in Section 3.6 hereof.

     3.6  Repayment of the Loans.  If not earlier paid, exchanged in accordance
          ----------------------
with Section 3.9, or if not accelerated for payment, the outstanding principal amount of the Loans shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term loan payable as follows: the principal balance of the Loans shall be payable to Newco in 20 substantially equal quarterly installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loans as of such date in 40 substantially equal quarterly installments of principal), plus accrued but unpaid interest, on the first day of each of Newco's 20 consecutive fiscal quarters, commencing on the first day of the first quarter commencing after the Draw Loan Termination Date and continuing until the first day of the first quarter commencing after the fifth anniversary of the Draw Loan Termination Date, when the entire remaining principal balance of the Loans and all interest accrued thereon shall be due and payable.

     3.7  Term of this Agreement.  This Agreement and all covenants and
          ----------------------
agreements of Newco hereunder shall be effective as of January 31, 1997 and shall continue in effect until the last to occur of (i) the exercise, expiration, or other termination of all remaining option rights granted in
Section 3.9 hereof, (ii) the date on which there is no amount (principal or interest) remaining outstanding under the Notes and (iii) the date on which Newco no longer has an obligation to make any Advances hereunder if Company were to make a valid request for an Advance pursuant to and in accordance with
Article V hereof. Notwithstanding the effective date of this Agreement, the closing of the loan transaction contemplated hereby (the "Closing") shall take place at the offices of Sutherland, Asbill & Brennan, L.L.P., 999 Peachtree Street, N.E., Atlanta, Georgia, at 8:00 a.m., local time, on January 31, 1997 (the "Closing Date").

     3.8  Subordination of the Loans. The Loans and other obligations of the
          --------------------------
Company under the Notes and this Agreement have been subordinated in right of payment, and the liens and security interest granted by the Company or its Subsidiaries to secure the Loans have been subordinated in right of priority, to certain indebtedness and any refinancing of such indebtedness, in each case pursuant to a certain Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), between Newco and Creditanstalt-Bankverein, as the agent (in such capacity and together with any successor Agents, the "Agent") for the lenders party to the Amended and Restated Credit Agreement, dated as of December 30, 1994, or any agreement governing such refinancing indebtedness (such agreement as amended, supplemented or refinanced, the "Bank Credit Agreement"), among the Company, such lenders and the Agent. Any instrument, document or agreement evidencing or securing the Loans, including, but not limited to, the Notes, will on the date hereof or on the date of execution thereof, whichever is later, shall either provide by its terms, or shall be inscribed with a legend indicating, that such instrument, document or agreement has been subordinated pursuant to the Intercreditor Agreement and is subject to the terms and conditions thereof.


     3.9  Option and Mandatory Share Purchase.
          -----------------------------------

          (a) Subject to the provisions of Section 3.9(b), Newco shall have the option, at any time and from time to time after the earlier of (i) the acceleration of either of the Loans or (ii) July 30, 1998 and up to the later of the first day of the first fiscal quarter of the Company commencing after the Draw Loan Termination Date, to purchase (the "Option") at a purchase price of $40 per share (the "Option Price") up to that number of shares of Series B Preferred Stock of the Company equal to (A) the Maximum Principal Balance, divided by (B) the Option Price, provided, however, that Newco shall be permitted to exercise the Option to purchase the shares of Series B Preferred Stock in excess of 3,000,0000 shares (adjusted in the same manner as provided in Section 3.9(e)) only to the extent it has initially funded the Development Loan (at a rate of one share becoming exercisable for each $40 of funding) unless such Development Loan was not funded due to a material breach of any of the Company's obligations to Newco under the agreements entered into between the Company and Newco on January 31, 1997 (which breach was not cured pursuant to any applicable right to notice and cure).

          (b) Newco shall be required to exercise the Option and thereby purchase from the Company, and the Company shall be required to sell to Newco, that number of shares of Series B Preferred Stock equal to (A) $12,000,000, divided by (B) the Option Price, not later than the fifth anniversary of the date hereof, provided that Newco shall not be required to consummate such purchase if on such date there exists any Refinancing Default unless such Refinancing Default is cured in accordance with the provisions of Section 10.2 hereof, in which event Newco shall be required to consummate such purchase upon such cure.

          (c) Newco shall pay the purchase price upon any exercise of the Option by the contribution to the Company of a principal amount of the Loans equal to the purchase price, and, to the extent the principal amount of outstanding Loans is insufficient for this purpose, by delivery of cash.

          (d) Upon exercise of any portion of the Option under this Section 3.9, Newco's obligations to make additional Advances to Company under this Agreement shall be reduced by an aggregate amount equal to the amount paid upon such Option exercise.

          (e) In case of any reclassification or change of outstanding shares of Series B Preferred Stock of the Company or in case of any consolidation or merger of Company with or into any partnership, corporation, or other entity (other than a merger in which Company is the surviving entity and which does not result in any reclassification or change of outstanding shares of Series B Preferred Stock of the Company, other than a change in number of shares of Series B Preferred Stock of the Company issuable upon exercise of the Option) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of Company as an entirety or substantially as an entirety, then the holder of the Notes shall have the right thereafter to exercise the Option for the kind and amount of units and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Series B Preferred Stock of Company issuable upon exercise of the Option immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

     3.10 Obligations.  Subject to Section 10.2 hereof, all Advances made
          -----------
hereunder, and all interest accrued thereon, shall constitute one obligation of Company with regard to enforcing the security interests granted by this Agreement and by all other security interests, liens, claims, and encumbrances from time to time hereafter granted to Newco by Company. For all other purposes, the Development Loan and the Refinancing Loan shall be separate obligations. In the event Newco makes one or more payments to a senior lender to the Company to cure any payment default by the Company, such amounts shall be considered Advances hereunder, shall bear interest (compounded monthly) at a rate which is 2% per annum in excess of the rate referred to in Section 3.4(a)(ii), shall be payable on demand and shall be subordinated in accordance with the terms of the Intercreditor Agreement.

     3.11 Credit Resources.  Company acknowledges that Newco has informed it
          ----------------
that Newco may not from time to time in the future have cash, cash equivalents, and credit resources sufficient to permit Newco to necessarily make all requested Advances under this Agreement while maintaining sufficient working capital for Newco's operating needs. Company agrees that in the event Newco shall fail to fund the Loans as and to the extent required hereby solely as a result of the unavailability to Newco of cash and/or credit resources to fund the Loans and not as a result of any failure of Company to satisfy the conditions precedent to Advances or of the occurrence of a Development Default or Event of Default hereunder (a "Funding Default"), such Funding Default shall not (a) constitute fraud (by any person or entity, including Newco and its successors and assignees) or (b) give rise to any liability of any person or entity (other than Newco and its successors and assignees) in any other tort, and Company further agrees that it shall be limited to its remedies in contract and in a non-fraud tort action against Newco. Newco and Company agree that this
Section 3.11 shall not diminish or otherwise affect in any way the amount of damages for which Newco may be liable to Company in a contract or non-fraud tort action for a Funding Default.

     3.12 Payment Method.  All payments to be made by Company hereunder shall be
          --------------
made in lawful money of the United States, in immediately available funds, without set off, counterclaims, deduction or withholding of any type.

     3.13 Tax Treatment.  Company and Newco both covenant and agree that they
          -------------
will each treat aggregate outstanding principal balances of the Refinancing Loan and the Development Loan created hereunder as debt for income, state and local tax purposes, unless the parties expressly otherwise agree.


                                   ARTICLE IV

                            SECURITY AND COLLATERAL
                            -----------------------

     4.1  Security Interest.  To secure payment and performance of Company's
          -----------------
obligations hereunder and under the Notes, and any and all other indebtedness, obligations or liabilities of any kind of Company to Newco arising under this Agreement, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, Company hereby grants to Newco a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by Company and wheresoever located:

          (a) all of Company's property and rights and interest therein (except in connection with the Nationwide Debt Agreement (as defined in Section 4.2), accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, and other tangible property), inventory, lease hold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles (other than intellectual property that is required to be contributed to the HFMI Trust but including the Company's interest in the HFMI Trust evidenced by HFMI Trust Certificate and the license granted thereby), deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title, capital stock or other ownership interests of all Subsidiaries (as defined in Section 8.10 hereof) and all shares of common stock of Newco owned by Company;

          (b) all insurance proceeds of or relating to any of the foregoing;

          (c) all of Company's books, records, and computer programs and data relating to any of the foregoing; and

          (d) all accessories and additions to, substitutions for, and replacements, products, and proceeds of, any of the foregoing (all of the foregoing, and all of the security described in Sections 4.2 and 4.3, being referred to collectively as the "Collateral").

     4.2  Subsidiary Security Documents.  Company shall cause each person or
          -----------------------------
entity becoming a Subsidiary of Company from time to time to execute and deliver to Newco, within thirty (30) days after such person or entity becomes a Subsidiary, a guarantee substantially in the form attached hereto as Exhibit B-1 and a security agreement substantially in the form attached hereto as Exhibit B-2, together with all financing statements and other related documents (including real estate deeds to secure debt) as Newco may reasonably request and such closing documents with respect to such Subsidiary of the type described in
Article IX as Newco may reasonably request, sufficient to grant to Newco a second-priority lien and security interest in all assets of each Subsidiary of the type described in Section 4.1, except to the extent prohibited by the Bank Credit Agreement or the Company's and/or any Subsidiary's agreements with Nationwide Life Insurance Company, or any refinancing of such indebtedness (such agreements, together with any refinancing thereof, the "Nationwide Debt Agreement").

     4.3  Preservation of Collateral and Perfection of Security Interests
          ---------------------------------------------------------------
Therein.
-------

          (a) Company shall execute and deliver to Newco, and shall, except to the extent prohibited by the Nationwide Debt Agreement, execute and deliver or cause any Subsidiary of Company to execute and deliver to Newco at any time or times hereafter at the request of Newco or the Agent (as defined in Section 4.4 below), all financing statements or other documents, including real estate deeds to secure on debt on real estate owned by Company or its Subsidiaries and Subsidiary security agreements (the "Security Instruments") (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary by Newco), as Newco or the Agent may reasonably request, in forms satisfactory to Newco, and take all further action that Newco or the Agent may request, or which may be reasonably necessary or desirable, to perfect and keep perfected a second-priority security interest in the Collateral granted by Company to Newco, to create and perfect a second-priority security interest in the assets of any Subsidiaries of Company provided in Section 4.2 hereof, or otherwise to protect and preserve the Collateral and Newco's security interest therein. Should Company fail to do so after receipt of five (5) business days' notice in writing, Newco is authorized to sign any such Security Instruments as Company 's agent.

          (b) Company will furnish to Newco from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Newco may reasonably request, all in reasonable detail.

          (c) Company shall notify Newco, within thirty (30) days after the occurrence thereof, of the acquisition of any property by Company that is not subject to the existing liens and security interests, in favor of Newco, of any person or entity's becoming a Subsidiary, and of any other event or condition that may require additional action of any nature in order to create, preserve, or perfect the liens and security interests of Newco.

          (d) Company shall, except to the extent prohibited by the Nationwide Debt Agreement, cause each Subsidiary to cause all tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual.

     4.4  Alternate Security Agreements.  If requested by Newco in order for the
          -----------------------------
transactions contemplated by this Agreement to comply with the limitations and restrictions of any applicable agreement between Newco and its lender or between its lender and its lender's banks and any bank designated as agent for its lender's banks ("Newco Bank Agent"), as amended from time to time, or to obtain a waiver therefrom, Company hereby agrees that a security interest as referred to in Section 4.1 hereof, and the additional security interests described in Sections 4.2 and 4.3 hereof may be assigned by Newco to Newco's lender or to the Newco Bank Agent.


                                   ARTICLE V

                            CONDITIONS TO ADVANCES
                            ----------------------

     Notwithstanding any other provisions contained in this Agreement, Newco's obligations to make any Advance (including an initial Advance) provided for in
Section 1.1 and Section 2.1 shall be conditioned upon the following:

     5.1  No Material Adverse Change.  No material adverse change, in the
          --------------------------
financial condition, results of operations, assets, or business of Company, shall have occurred at any time or times subsequent to the date thereof, or, in the event such a material adverse change shall have occurred, such change shall have been fully remedied without any material adverse effect on the financial condition, results of operations, assets or other business of Company and its Subsidiaries taken as a whole, provided, however, that changes resulting from the activities of Newco and the Company under the consulting agreement of even date herewith between Newco and the Company shall not be taken into account for this purpose ("Material Adverse Effect").

     5.2  No Default.  Neither a Development Default (as that term is defined in
          ----------
Article X hereof) nor any event which, through the passage of time or the service of notice or both, would mature into a Development Default (an "Event of Default") shall have occurred and be continuing. The condition set forth in this
Section 5.2 shall be a condition only to Advances under the Development Loan.

     5.3  Representations and Warranties.  The representations and warranties
          ------------------------------
contained in Article VI hereof and in the other Security Instruments shall be true and correct on and as of the date such Advance is made.

     5.4  Other Requirements.  Newco shall have received, in form and substance
          ------------------
satisfactory to it, all certificates, consents, affidavits, schedules, instruments, and other documents which Company is obligated to provide to Newco hereunder or which Newco may at any time reasonably request.

     5.5  Advance Request.  Other than the initial Advance, Newco shall have
          ---------------
received, at least five business days prior to the day an Advance is to be made hereunder, (i) a certificate of Company in the form attached hereto as Exhibit C, which shall be signed by the chief operating officer, chief financial officer or other officer of the Company that Newco deems appropriate, and (ii) copies of all other documents required to be delivered to Newco under Section 7.1 below or otherwise reasonably requested.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Company represents and warrants that:

     6.1  Financial Statements.  The financial statements to be furnished to
          --------------------
Newco or the Agent in accordance with Section 7.1 below will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present in all material respects the financial condition of Company and its Subsidiaries at the dates thereof and its results of operations for the periods indicated (subject, in the case of financial statements covering less than one full fiscal year, to normal recurring year-end adjustments).

     6.2  [Intentionally Omitted.]
           ---------------------

     6.3  [Intentionally Omitted.]
           ---------------------

     6.4  No Pending Material Litigation or Proceedings.  There are no actions,
          ---------------------------------------------
suits, investigations or proceedings pending or, to the knowledge of Company or its Subsidiaries, threatened against or affecting Company or its Subsidiaries or the business or properties of Company or its Subsidiaries, in any court or before or by any governmental department, commission, board, agency or instrumentality, or any arbitrator which could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree of any court or arbitrator or governmental agency.


     6.5  Valid Organization; Due Authorization; Valid and Binding Agreement.
          ------------------------------------------------------------------

          (a) Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, with power and authority to enter into and perform this Agreement and to issue the Notes and incur the indebtedness to be evidenced thereby. The Company is qualified to do business in each additional jurisdiction in which failure to so qualify could have a material adverse affect on its property, business, operations, or prospects.

          (b) This Agreement and the Notes have each been duly authorized by all required action on the part of Company, and each of this Agreement and the Notes has been duly executed and delivered by Company and constitutes the legal, valid, and binding obligation of Company enforceable in accordance with its terms.

          (c) The execution and delivery of this Agreement and the Note and the performance by Company of its obligations hereunder and thereunder are not in contravention of any law, rule or regulation, including without limitation Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, and will not conflict with or result in any breach of any of the provisions, or constitute a default under or result in the creation or imposition of any lien or encumbrance (except as expressly provided herein) upon any of the property of Company pursuant to any of the provisions of the articles of incorporation or bylaws of the Company, as amended to date, or any agreement or instrument to which Company is a party or by which it or its assets is bound.

          (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by Company of its obligations under, this Agreement or the Note.

     6.6  Conduct of Business.  Since their inception, Company and each
          -------------------
Subsidiary has conducted its business and operations in a manner consistent with that of an owner and operator of retail food stores, food processing facilities, baking and food distribution facilities and other activities incidental thereto (the "Company Business").

     6.7  Absence of Material Liabilities.  Neither Company nor any Subsidiary
          -------------------------------
has any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, except (a) as set forth in its most recent unaudited balance sheet, (b) normal liabilities and obligations incurred in the ordinary course of business since the date of its most recent unaudited balance sheet, and (c) obligations under contracts and agreements entered into in the ordinary course of business.

     6.8  Tax Matters.  Company and its Subsidiaries have filed all federal,
          -----------
state, and local tax returns which are required to be filed, except for extensions duly obtained, and has paid, or made provisions for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     6.9  Ownership of Collateral; Security Interest Priority.  At the time any
          ---------------------------------------------------
Collateral becomes subject to a security interest of Newco hereunder, unless Newco shall otherwise consent, (a) Company or a Subsidiary shall be the lawful owner of such Collateral and have the right and authority to subject the same to the security interest of Newco, (b) none of the Collateral or collateral granted by any Subsidiary under a Subsidiary Security Agreement shall be subject to any lien or encumbrance other than (i) those in favor of Newco and that in favor of the Agent, (ii) those set forth in the Company Disclosure Schedule (as defined in the Transaction Agreement of even date herewith between Newco and the Company) and refinancings or renewals thereof, (iii) those permitted by the Bank Credit Agreement, and (iv) those liens that secure indebtedness permitted by
Section 8.5 hereof (collectively, the "Permitted Liens"), nor shall there be an effective financing statement covering any such Collateral on file in any public office, other than those which evidence Permitted Liens. This Agreement creates in favor of Newco a valid and perfected second-priority security interest in the Collateral enforceable against Company or its Subsidiary, as the case may be, and all third parties (other than the Agent) and secures the payment of Company's obligations hereunder and under the Note, and all other obligations of Company to Newco, whether now existing or hereafter arising, and all filings and other actions necessary or desirable to create, preserve, or perfect such security interest have been duly taken. Notwithstanding the foregoing provisions of this Section 6.9, clause (b) and (c) and the immediately preceding sentence of this Section 6.9 shall not be inaccurate by reason of any purchase money security interest (including pursuant to a financing lease) in any equipment for Company's stores.

     6.10 Location of Offices, Records, and Facilities.  Company's chief
          --------------------------------------------
executive office and chief place of business and the office where Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles, and other obligations arising out of or in connection with the operation of its business or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Georgia, at the address of Company set forth in
Section 11.4 hereof (as such address may be changed from time to time in accordance therewith). The federal tax identification number of Company is 58-2037452. The name of Company is "Harry's Farmers Market, Inc." and Company operates under no other names other than the names "Harry's Farmers Market(R) " and "Harry's In A Hurry(R)" on its stores.

     6.11 Location of Inventory, Fixtures, Machinery, and Equipment.
          ---------------------------------------------------------

          (a) All Collateral consisting of inventory, fixtures, machinery, or equipment is located in the following locations: 1180 Upper Hembree Road, Roswell, Georgia; 1075 Northfield Way, Roswell, Georgia; 2025 Satellite Pointe, Duluth, Georgia; 1875 Peachtree Street, Atlanta, Georgia; 3804 Roswell Road, N.E., Atlanta, Georgia; 70 Powers Ferry Road, Marietta, Georgia and 1780 Nolan Court, Morrow, Georgia (the "Clayton Property"), and at no other locations without at least 30 days prior notice.

          (b) If the Collateral described in clause (a) is kept at leased locations, Company will, at the request of Newco, use reasonable best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Newco, unless such has been waived in writing by Newco for the particular instance.

          (c) If the Collateral described in clause (a) is warehoused, Company will, at the request of Newco, use reasonable best efforts to appropriate warehousemen's notices, each reasonably satisfactory to Newco, unless such has been waived by Newco for the particular instance.

     6.12 Investment Company Act.  Company is not an "investment company", or a
          ----------------------
company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.13 Public Utility Holding Company Act.  Company is not a "holding
          ----------------------------------
company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Newco Act of 1935, as amended.

     6.14 Subsidiaries.  Company has no Subsidiaries as of the date of this
          ------------
Agreement, other than Roman Properties, Inc., Karelea, Inc., and Marthasville Trading Company.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Company covenants and agrees that so long as this Agreement remains in effect:

     7.1  Financial Statements.
          --------------------

          (a) Company shall cause to be furnished to Newco and, at Newco's request, to Newco's lender or to the Agent: (i) as soon as practicable and in any event within 45 days after the end of each interim fiscal quarter, statements of income and cash flows of Company and its Subsidiaries for such period and for the period from the beginning of the then current fiscal year to the end of such quarter and a balance sheet of Company and its Subsidiaries as of the end of such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, certified as accurate by the chief financial officer or treasurer of the of Company, subject to changes resulting from normal, recurring year-end adjustments; (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, statements of income and cash flows of Company and its Subsidiaries for such year, and a balance sheet of Company and its Subsidiaries as of the end of such year, setting forth in each case, in comparative form, corre sponding figures for the preceding fiscal year and as of the end of the preceding fiscal year, audited by independent certified public accountants selected by Company and reasonably satisfactory to Newco; and (iii) as soon as practicable (but in any event not more than five business days after the president or chief financial officer of the Company obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Development Default), notice of any and all Events of Default or Development Defaults hereunder. All financial statements delivered to Newco, and if applicable, Newco's lender or the Agent pursuant to the requirements of Section 7.1(a) shall be prepared in accordance with generally accepted accounting principles consistently applied. Company authorizes Newco to discuss the financial condition of Company with Company's independent public accountants and agrees that such discussion or communication shall be without liability to either Newco or Company's independent public accountants.

     7.2  Inspection.  Newco, or any person designated from time to time by
          ----------
Newco, shall have the right, from time to time hereafter, to call at Company's or its Subsidiaries' place or places of business on reasonable notice during ordinary business hours, and, without hindrance or delay, (a) to inspect, audit, check, and make copies of and extracts from Company's and its Subsidiaries' books, records, journals, orders, receipts, and any correspondence and other data relating to the business of Company or its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of Company and its Subsidiaries with the executive officers of Company and its Subsidiaries.

     7.3  Conduct of Business.
          -------------------

          (a) Company shall, and shall cause each Subsidiary to (i) maintain its existence (other than in connection with a liquidation of a Subsidiary permitted under Section 8.6(d) hereof) and qualification to do business in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the financial condition of Company or its Subsidiaries, (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, patents, contracts, and other rights necessary to the conduct of its business, and (iii) comply with all applicable laws and regulations of any federal, state, or local governmental authority, including those relating to environmental matters, labor and employment laws and employee benefit matters.

          (b) Company shall, and shall cause its Subsidiaries to, duly pay and discharge (i) all lawful claims, whether for labor, materials, supplies, services, or anything else, which might or could, if unpaid, become a lien or charge upon its property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by such appropriate proceedings, (ii) all of its trade bills when due in accordance with customary practice, and (iii) all taxes, unless and to the extent that the validity thereof is being contested by Company in good faith and by appropriate proceedings.

          (c) Company shall, and shall cause each Subsidiary to, conduct its business and operations in a manner consistent with that of the Company Business.

     7.4  Insurance.
          ---------

          (a) Company shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, at their sole cost and expense, (i) insurance on their assets for at least 80% of the full replacement value (or the full insurable value) thereof against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses similarly situated; and (ii) public liability insurance relating to Company's and its Subsidiaries' ownership and use of their assets.

          (b) All such policies of insurance shall be in such form and in such amounts as is customary in the case of other owners or users of like properties in similar businesses, with insurers as shall be reasonably satisfactory to Newco, provided that Newco agrees that the current insurance maintained by the Company on the date hereof is satisfactory. Upon demand, Company shall deliver to Newco the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement in form and substance acceptable to Newco, showing Newco as an additional insured. Such endorsement, or an independent instrument furnished to Newco, shall provide that all insurance companies will give Newco at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled. In the event Company or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Newco, without waiving or releasing any Development Default or Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Newco deems advisable. All sums so disbursed by Newco, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of Company's obligations hereunder, payable by Company to Newco on demand.

     7.5  Notice of Suit or Adverse Change in Business.  Company shall give
          --------------------------------------------
written notice to Newco (a) as soon as possible, and in any event within five business days after Company receives actual notice (written or oral) of any material proceeding(s) being instituted or threatened to be instituted by or against Company or any Subsidiary in any federal, state, or local court or before any commission or other regulatory body (federal, state, or local), and
(b) as soon as possible, and in any event within five business days after Company learns of any Material Adverse Effect.

     7.6  Use of Proceeds.  Except as otherwise authorized in writing by Newco,
          ---------------
Company shall use the proceeds of the Loans solely for the purposes set forth in
Article I and Article II hereof. Company will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock.

     7.7  [Intentionally Omitted.].
           ---------------------

     7.8  [Intentionally Omitted.]
           ---------------------

     7.9  Company Subsidiaries.  Each corporation or other entity becoming a
          --------------------
Subsidiary of Company after the date hereof will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and will be duly qualified to do business in each additional jurisdiction where the failure to be so qualified would have a material adverse effect on such Subsidiary. Each Subsidiary of Company will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock or other units of ownership interest of each class of each Subsidiary of Company will be validly issued and will be fully paid and nonassessable and will be owned, beneficially and of record, by Company or another Subsidiary of Company free and clear of any liens, except for the pledge of such shares to the Agent.

     7.10 Place of Business.  Company will provide Newco with 60 days' prior
          -----------------
written notice of any proposed change in the location of its chief executive office. Company shall not change its name without 30 days prior written notice to Newco.

     7.11 Location of Inventory, Fixtures, Machinery, and Equipment.
          ---------------------------------------------------------

          (a) All Collateral consisting of inventory, fixtures, machinery, and equipment, shall at all times be located at the following locations: 1180 Upper Hembree Road, Roswell, Georgia; 1075 Northfield Way, Roswell, Georgia; 2025 Satellite Pointe, Duluth, Georgia; 1875 Peachtree Street, Atlanta, Georgia; 3804 Roswell Road, N.E., Atlanta, Georgia; 70 Powers Ferry Road, Marietta, Georgia and 1780 Nolan Court, Morrow, Georgia, and at no other locations without at least thirty 30 days notice.

          (b) If the Collateral described in clause (a) is at any time kept at leased locations, at Newco's request, Company shall use its best reasonable efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Newco, unless such has been waived in writing by Newco for a particular instance.

          (c) If the Collateral described in clause (a) is at any time warehoused, Company shall, at Newco's request, send appropriate warehousemen's notices, each satisfactory to Newco, unless such has been waived by Newco for the particular instance.

     7.12 HSR Act Compliance.  In the event Newco determines that any filing is
          ------------------
required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with any exercise of the Option pursuant to Section 3.9 hereof, Company agrees to prepare and file with the Federal Trade Commission and the United States Department of Justice within 15 business days from the date of notice from Newco any notification required to be filed under the HSR Act or any rules or regulations promulgated thereunder. Newco shall pay any filing fees required under the HSR Act in connection with such filing. Any information about Company or its Subsidiaries contained in such filing shall be true and accurate in all material respects and responsive to the requirements of the HSR Act and any such rules and regulations. Each of Company and Newco shall make available to the other party such information as may be required for the preparation of any such notification or related reports.

     7.13 Newco Board Observer.  (a) During the period commencing on the date
          --------------------
hereof and ending on the fifth anniversary of the Draw Loan Termination Date, Newco shall have the right to have a representative (the "Newco Observer") attend meetings of the Company's Board of Directors, or any committee thereof, and the Company shall permit the Newco Observer to attend all such meetings as an observer, subject to reasonable limitations on such Observer to permit maintenance of attorney-client privilege. The Newco Observer shall not have the right to vote on any matter presented to the Board or any committee thereof.
The Company shall give the Newco Observer such notice of each meeting of the Board of Directors or any committee thereof and all written materials and other information given to the Company's directors and committee members in the same manner and at the same time such notices, materials and other information are given to the directors and committee members. If the Board of Directors or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Newco Observer prior to the effective date of such consent describing the nature and substance of such action.

          (b) Newco shall cause the Newco Observer to keep confidential all confidential information provided to it in its capacity as an observer pursuant to this Section 7.13; provided, however, that the Newco Observer may disclose such confidential information to Newco. Newco shall also be bound by this
Section 7.13 confidentiality obligation, except that Newco may disclose such confidential information to its directors, officers, employees, consultants, advisors and professional representatives who need to know such information so long as prior to disclosing such confidential information to any such person, Newco shall inform such person of the confidential nature of such information and of Newco's obligations under this Section 7.13 and direct such person to treat such information confidentially, provided that in the case of advisors or consultants, such persons shall execute a confidentiality agreement reasonably acceptable to the Company. The confidentiality obligations contained in this
Section 7.13 shall not apply to any information which (i) is or becomes generally available to and known by the public (other than as a result of a disclosure by Newco or the Newco Observer) or (ii) is or becomes available to Newco or the Newco Observer on a non-confidential basis from a source other than the Company.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS
                              ------------------

     Company covenants and agrees that, subject to the provision of Section 8.12, so long as this Agreement remains in effect (unless Newco shall give its prior written consent thereto):

     8.1  Guarantees; etc.  Company shall not, and shall not permit any
          ----------------
Subsidiary to, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies, or services, or by agreement to maintain net worth, working capital, or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance, or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business and except for guarantees of indebtedness permitted by Section 8.5 and of non-material loans made by third parties to any employee.

     8.2  Disposal of Property.  Company shall not, and shall not permit any
          --------------------
Subsidiary to, sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights (or agree to sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights) (including the Collateral) to any party except in the ordinary course of business (including the disposition of obsolete equipment), except for sales of equipment stored at the Clayton Property and sales not in excess of $100,000, and provided, further, that Newco shall not be entitled unreasonably to withhold consent hereunder.

     8.3  Compensation to Shareholders and Others.  Other than reasonable
          ---------------------------------------
salaries and other normal benefits (including options pursuant to Company's stock option plans, relocation loans and other loans to employees), Company shall not make any loans to, or pay any compensation, bonuses, fees, options, or other amounts to any shareholder or to any of the affiliates or immediate family members of any shareholder except to Company's Board of Directors (other than Harry Blazer). Company shall not, without the prior written consent of Newco, amend or modify any employment arrangement or agreement with any equity holder or any affiliate or immediate family member of any equity holder previously approved by Newco.

     8.4  Distributions and Stock Redemptions.  Company shall not, directly or
          -----------------------------------
indirectly, (i) redeem, purchase, or otherwise retire any of its shares of capital stock, or (ii) pay any dividends or make any distributions (in cash or securities) with respect to shares of its capital stock in any fiscal year, other than pro rata stock dividends.

     8.5  Additional Indebtedness; Financial Covenants.  (a) Except for trade
          --------------------------------------------
payables and real estate and equipment leases that are classified as operating leases for financial reporting purposes, in each case entered into in the ordinary course of business, Company shall not, and shall not permit any Subsidiary to, incur after the date hereof indebtedness other than (i) indebtedness (which may be increased to $13,500,000) under the Bank Credit Agreement, (ii) indebtedness under the Nationwide Debt Agreement, and (iii) refinancings and renewals of indebtedness existing on the date hereof.

          (b) The Company shall not agree to modify the financial covenants under the Bank Credit Agreement, or governing indebtedness refinancing the Bank Credit Agreement in any manner that would make such covenants more restrictive from the Company's point of view than such covenants as in effect on the date hereof, after giving effect to the ninth amendment thereto, provided, however that in the event the Company is unable to consummate a refinancing of the Bank Credit Agreement on such terms, Newco will not unreasonably withhold its consent hereunder. For purposes of the foregoing sentence, Newco agrees that in connection with any such refinancing on or after the third anniversary hereof,
(i) such consent will be provided upon the Company demonstrating that it has used its reasonable best efforts to refinance such indebtedness so as to comply with requirement under this Section 8.5(b) but was unable to do so, and (ii) any subsequent intercreditor agreement entered into between Newco and the new senior lender of the Company resulting from such refinancing as contemplated by Section 20 of that certain Intercreditor Agreement dated as of the date hereof between Newco and the Agent (the "Intercreditor Agreement") will include a modified version of clauses (ii), (iii) and (iv) of Section 13(b) of the Intercreditor Agreement to take into account the changes in such financial covenants required by the senior lender in such refinancing.

     8.6  Mergers, Consolidations, Acquisitions, etc.  Company shall not, and
          ------------------------------------------
shall not permit any Subsidiary to (a) be a party to any consolidation, reorganization, or merger; (b) effect any change in its capital structure or in any of its business objectives, purposes, and operation in a manner that would materially adversely affect Newco; (c) acquire any material amount of capital in or equity ownership of another corporation, partnership, limited liability company or other business organization; (d) liquidate or dissolve or take any action with a view toward liquidation or dissolution other than a liquidation of a Subsidiary into the Company or another Subsidiary.

     8.7  Articles of Incorporation and Bylaws.  Company shall not make any
          ------------------------------------
changes in or amendments to its articles of incorporation and bylaws as they are in effect as of the date hereof if such changes would materially adversely affect Newco or its rights hereunder.

     8.8  Liens.  Company shall not, and shall not permit any Subsidiary to,
          -----
create, incur, or suffer to exist any lien on any of the assets, rights, revenues or property, real, personal, or mixed, tangible or intangible, whether now owned or hereafter acquired, of Company or any Subsidiary, other than Permitted Liens.

     8.9  Transactions with Affiliates.  Company shall not, and shall not permit
          ----------------------------
any Subsidiary to, become a party to, or become liable in respect of, any material contract or undertaking with any Affiliate (as defined in Section 11.2 hereof) except in the ordinary course of business and on terms not less favorable to Company or such Subsidiary than those which could be obtained if such contract or undertaking was an arms length transaction with a person other than an affiliate.

     8.10 Subsidiaries.  Company shall not, and shall not permit any Subsidiary
          ------------
to, create or otherwise make any material investment in any corporation, partnership, or other entity outside of the ordinary course of business, unless Company or such Subsidiary owns directly 100% of the issued and outstanding equity interests therein (such 100% owned entity to be referred to herein as a "Subsidiary").

     8.11 Issuance of Senior Securities.  Company shall not issue any preferred
          -----------------------------
stock senior or pari passu to its Series B Preferred Stock.


     8.12 Limitation on Negative Covenants.  To the extent any of the covenants
          --------------------------------
in Sections 8.1 through 8.6, 8.8, 8.9 and 8.10 above are more restrictive than corresponding covenants in the Bank Credit Agreement, then the Company shall not be deemed to be in breach of the foregoing covenants if it is not in breach of such corresponding covenants in the Bank Credit Agreement.


                                  ARTICLE IX

                             CONDITIONS OF CLOSING
                             ---------------------

       Newco's obligations hereunder shall be subject to (a) the performance by Company prior to or on the Closing Date of all of its covenants theretofore to be performed under this Agreement, (b) the accuracy of Company's representations and warranties contained in this Agreement on the Closing Date, and (c) the satisfaction (unless expressly waived by Newco), prior to or on the Closing Date, of the following further conditions:

     9.1  Opinion of Counsel.  Newco shall have received on the Closing Date
          ------------------
from Alston & Bird an opinion, dated the Closing Date, in the form attached hereto as Exhibit D with all blanks appropriately completed.


     9.2  Proceedings and Documents.  All proceedings to be taken in connection
          -------------------------
with the transaction contemplated by this Agreement and all documents incident to such transaction shall be satisfactory in form and substance to Newco and its counsel, and Newco shall have received all documents or other evidence which it and its counsel may reasonably have requested in connection with such transaction, including copies of records of all proceedings in connection with such transaction and compliance with the conditions set forth in this Article IX, in form and substance satisfactory to Newco and its counsel.

     9.3  Executed Documents.  Company and its Subsidiaries shall have each duly
          ------------------
executed the following documents to which they are parties, and shall have delivered to Newco the following:

          (a) this Agreement;

          (b) the Notes;

          (c) the Subsidiary Security Agreement and Subsidiary Guaranty, where applicable;

          (d) Collateral Assignments of Tenant's Interest in Lease for each lease of real property to which Company is a party; and

          (e) such financing statements or other documents for filing with public officials with respect to the Security Instruments as Newco may reasonably request.

     9.4  No Defaults.  There shall exist no Event of Default or Default.
          -----------

     9.5  Additional Deliveries.  Newco shall have received, in form and
          ---------------------
substance satisfactory to it, copies of the following documents:

          (a) Company's articles of incorporation, certified as true and correct by the Secretary of State of Georgia, dated within ten days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of the Company;

          (b) the Company's bylaws, as amended, certified as true and correct as of the Closing Date by the Secretary or Assistant Secretary of the manager of the Company;

          (c) certificate of good standing of the Company from the Secretary of State of Georgia dated within ten days prior to the Closing Date; and

          (d) evidence satisfactory in form and substance to Newco of all required action taken by Company to authorize, among other things, the execution, delivery, and performance by Company of this Agreement, the Notes, and the Security Instruments and the consummation of the transactions contemplated hereby, certified as true and correct as of the Closing Date by a duly authorized officer of the manager of Company.

     9.6  Opinion of Auditors.  Newco shall have received on the Closing Date
          -------------------
from Newco's independent public accountants an opinion, dated the Closing Date, in form and substance satisfactory to Newco, to the effect that the Notes and the obligations incurred hereunder are deemed to be debt, and not equity, in accordance with generally accepted accounting principles.

     9.7  Compliance with Newco Credit Agreements.  Newco shall (a) determine in
          ---------------------------------------
good faith that this Agreement complies with applicable restrictions or limitations under any lending arrangements or credit agreements to which Newco is a party, (b) obtain a written waiver of noncompliance of the transactions contemplated hereby with such agreements, or (c) deliver to its lender or the Agent from Company such pledges, collateral, and other documentation as may be required to evidence compliance with such lending arrangements or credit agreements of the transactions contemplated hereby.


                                   ARTICLE X

                     DEFAULT, RIGHTS AND REMEDIES OF NEWCO
                     -------------------------------------

     10.1  Default.  The occurrence of any of the following events or acts
           -------
shall constitute a default under the Development Loan ("Development Default"):

          (a) default in the payment when due of any portion of the principal on the Development Note and the continuance of such default for a period of five days;

          (b) default in the payment when due of any portion of the interest on the outstanding principal of the Development Note and the continuance of such default for a period of 10 days;

          (c) any representation or warranty now or hereafter made in this Agreement, the Subsidiary Security Agreement, any other Security Instrument, or any certificate hereunder or thereunder shall not be true, or any certificate, statement, report, financial data, or notice furnished at any time by Company to Newco shall be materially inaccurate;

          (d) any breach of, or failure to perform or observe, any covenant, condition, or agreement contained in the Subsidiary Security Agreement or in any other Security Instrument, which in each case shall continue unremedied for a period of 10 calendar days following written notice thereof from Newco;

          (e) the breach of, or failure to perform or observe, any covenant, condition, or agreement contained in Sections 7.6, 8.1, 8.2, 8.4, 8.5, 8.6, 8.7, 8.8, 8.10 or 8.11 of this Agreement that is not cured within thirty (30) days after written notice of such breach is given by Newco to the Company.

          (f) any breach of, or failure to perform or observe, any other covenant, condition, or agreement contained in this Agreement or the Development Note which shall continue unremedied for a period of 30 calendar days following written notice thereof from Newco;

          (g) Company or any Subsidiary shall (i) generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due, (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 60 days or more, (v) by any act or omission, indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 60 days or more;

          (h) any material breach of, or failure to perform or observe, any material covenant, condition or agreement contained in the license agreement between HFMI Trust and the Company of even date herewith, the administration and servicing agreement among HFMI Trust, Newco and the Company of even date herewith, the transfer agreement among HFMI Trust, Newco and the Company of even date herewith or the consulting services agreement of even date herewith between the Company and Newco, which in each case shall continue unremedied for a period of 30 calendar days following written notice thereof from Newco;

          (i) dissolution or liquidation of the Company;

          (j) there occurs an event which results in a Material Adverse Effect and such Material Adverse Effect shall not have been eliminated within sixty
(60) days of such event, provided, however, that changes resulting from the activities of Newco and the Company under the consulting agreement of even date herewith between Newco and the Company shall not be taken into account for this purpose.

          (k) Company or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money in excess of $100,000 (other than the Notes) of Company or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and the effect of such failure is to accelerate, after the giving of notice, the maturity of such indebtedness, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, after the giving of notice, the maturity of such indebtedness, or
(c) default in the performance or observance of any obligations under leases of real property if the effect of such default is to cause the termination of such lease and any applicable cure period therein has expired;

          (l) one or more final judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate and not otherwise fully covered by insurance shall be rendered against Company or any of its Subsidiaries;

          (m) the Subsidiary Security Agreement, any other Security Instrument, or the security interests created under this Agreement shall be terminated, invalidated, or set aside or be declared ineffective or inoperative or in any way cease to give or provide to Newco the benefits purported to be created thereby; or

          (n) there occurs a Change in Control of the Company. For this purpose a Change in Control of the Company shall occur, except in each case for any such occurrence resulting from the death or disability of Harry A. Blazer, if: (i) any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity (each a "Person") or "group" (within the meaning of Section 13(a)(3) of the Securities Exchange Act of 1934, as amended), other than Harry A. Blazer and Affiliates of Harry A. Blazer, at any time (a) acquires or becomes entitled to acquire or has or becomes entitled to have beneficial ownership of securities (including options, warrants, rights and convertible and exchangeable securities) having a majority of the voting power of the capital stock of the Company (assuming exercise or conversion solely of securities held by such Persons or group), or (b) is or becomes entitled to appoint a majority of the directors of the Company, or (c) enters into any binding arrangement, agreement or proposal to do any of the foregoing; or (ii) Harry A. Blazer or affiliates of Harry A. Blazer, at any time, cease to be entitled (a) to beneficial ownership of securities having a majority of the voting power of the capital stock of the Company, or (b) to appoint a majority of the directors of the Company; or (iii) a majority of the directors of the Company at the date hereof are removed or replaced without the approval of a majority of the directors of the Company.

          Notwithstanding anything contained in this Agreement to the contrary, to the extent any of the Non Monetary Development Defaults or Events of Default herein are more restrictive than corresponding events of default in the Company's Bank Credit Agreement, then the Company shall not be deemed to be in default hereunder if it is not in default of such corresponding defaults under the Bank Credit Agreement. As used herein, the term "Non Monetary Development Defaults or Events of Default" means any of the Development Defaults or Events of Default hereunder other than the defaults described in Section 10.1(a) and
(b).

     10.2 Default; Remedies.
          -----------------

          (a) In the event a Development Default shall exist or occur Newco may:

                    (i) terminate its obligations under this Agreement in respect of the Development Loan and cease to make any further advances under
Section 1.1 and Section 2.1, and shall have the right to declare the Development Note due and payable in full, without demand, presentment, or notice of any kind;

                    (ii) in its sole and absolute discretion, exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code in respect of the Development Note with respect to the Collateral and any other applicable law upon default by a debtor;

                    (iii) exercise its rights under the other Security Instruments in respect of the Development Loan;

                    (iv)   exercise all or a portion of the Option;

provided, however, that in the case of any event or condition described in
Section 10.1(g) with respect to Company or any Subsidiary, Newco's obligations under this Agreement shall automatically terminate forthwith and all amounts owed by Company hereunder and under the Development Note shall automatically become immediately due and payable without notice, demand, presentment, protest, diligence, notice of dishonor, or other formality, all of which are hereby expressly waived.

          (b) In connection with the exercise of Newco's rights and remedies provided in Section 10.2(a)(ii), Company hereby agrees to assemble the Collateral and make it available to Newco at a place to be designated by Newco which is reasonably convenient to both parties, authorizes Newco to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements actually incurred by Newco) and then to the payment and satisfaction of the Development Loans. Any requirement of reasonable notice shall be met if Newco sends such notice to Company, by registered or certified mail, at least ten days prior to the date of sale, disposition, or other event giving rise to a required notice. Newco may be the purchaser at any such sale. Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Development Loans. Newco shall have no obligation to preserve rights against prior parties. Company hereby waives as to Newco any right of subrogation or marshaling of such Collateral and any other collateral for the Development Loans. To this end, Company hereby expressly agrees that any such collateral or other security of Company or any other party which Newco may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Newco or Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. Company shall be liable for any deficiency remaining after disposition of the Collateral. Newco agrees and acknowledges that there are different defaults for the Refinancing Loan and the Development Loan and that it is possible for one of the loans to be in default while the other is not. Consequently, the rights and remedies of Newco hereunder with respect to the Collateral are limited to the amount of the obligations that are the subject of the default.

          (c) In the event of a Refinancing Default (as hereinafter defined), and only in such event, Newco may declare the Refinancing Loan due and payable or exercise rights equivalent to those in Section 10.2(a)(i), (ii) or (iii). For purposes of this Agreement, a "Refinancing Default" shall mean:

                    (i) default in the payment when due of any portion of the principal or interest due under the Refinancing Note and the continuance of such default for a period of 30 days after written notice of such nonpayment is given by Newco to the Company;

                    (ii) the breach of, or failure to perform or observe, any covenant, condition or agreement contained in Sections 8.4, 8.6(a), 8.7, 8.9 or
8.11 that is not cured within 30 days after written notice of such breach is given by Newco to the Company;

                    (iii) the breach of, or failure to perform or observe, any covenant, condition or agreement contained in Section 8.5(a) that is not cured within 60 days after written notice of such breach is given by Newco to the Company;

                    (iv) the occurrence of a Change in Control of the Company, as defined in 10.1(n), that is not cured within 90 days after written notice thereof is given by Newco to the Company; or

                    (v) Company or any Subsidiary shall (i) generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due, (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have any petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 60 days or more, (v) by any act or omission, indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 60 days or more.

          For purposes of the foregoing, the Company shall be deemed to have cured the Refinancing Default referred to in clause (iii) above if the prohibited indebtedness is repaid or otherwise satisfied within the 60-day period and the Company shall be deemed to have cured the Refinancing Default referred to in clause (iv) above if Harry A. Blazer or any Affiliate of Harry A. Blazer acquires, within the 90-day period referred to therein, a sufficient number of shares of capital stock of the Company such that Harry A. Blazer and his Affiliates have beneficial ownership of securities having a majority of the voting power of the capital stock of the Company.

          (d) All of Newco's rights and remedies under this Agreement are cumulative and nonexclusive. Any conversion of, or exercise of the Option with respect to, less than all of the principal balance outstanding under the Notes shall not affect Newco's rights and remedies with respect to any portion of a Note not so converted or exercised. In addition, the parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     10.3 No Waiver.  Newco's failure, at any time or times hereafter, to
          ---------
require Company's strict compliance with or performance of any provision of this Agreement shall not waive, affect, or diminish any right of Newco thereafter to demand such strict compliance or performance therewith. Any suspension or waiver by Newco of a Default or an Event of Default by Newco under this Agreement or the Note shall not suspend, waive, or affect any other Default or Event of Default by Company under this Agreement or the Notes, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants, and representations of Company contained in this Agreement or the Notes and no Default or Event of Default by Company under this Agreement or the Notes shall be deemed to have been suspended or waived by Newco unless such suspension or waiver is in writing signed by an officer of Newco.


                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     11.1  No Oral Change.  This Agreement may not be changed orally, but only
           --------------
by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     11.2  Assignment.  Company may not assign any of its rights or delegate any
           ----------
of its obligations under this Agreement without Newco's written consent, which consent may be withheld in Newco's sole discretion. Newco may assign any of its rights or delegate any of its obligations under this Agreement (including assignment of this Agreement, the Notes and the Security Instruments), (a) without notice to Company, (i) to any Affiliate of Newco (except Company) or (ii) in connection with any pledge of its assets under Newco's credit agreements and (b) with notice, but without any requirement of consent or approval, to any other person entity (except Company), provided, however, that in no event shall Newco assign its rights to the Loans unless (A) such assignee is (i) a company whose securities are publicly traded, or (ii) a person or private entity, if such person or the controlling holders of such entity are of good character in Newco's reasonable judgment, and (B) such transferee has the financial resources to discharge Newco's obligations under the Agreement. Any such assignment shall vest in the assignee all of the benefits under the documents so assigned. For purposes of this Agreement, the term "Affiliate" of a specified person shall mean any person or entity which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     11.3 Costs and Attorneys' Fees.
          -------------------------

          (a) Except as provided in Section 4.3 hereof and subsection (b) of this Section 11.3, each of the parties hereto shall pay its own expenses (including accounting and attorney's fees) incident to the negotiation and execution of this Agreement and to the consummation of the transactions contemplated hereby.

          (b) The party to any action hereunder who does not prevail shall pay to the prevailing party the court costs and reasonable attorneys' fees and other expenses (including, but not limited to, fees and expenses of expert witnesses or consulting experts) incurred directly or indirectly by the prevailing party in connection with its prosecution or defense of the action, as the case may be.

     11.4 Communications and Notices.  All communications and notices provided
          --------------------------
for in this Agreement or under the Note shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:


                    If to Company:

                         1180 Upper Hembree
                         Roswell, Georgia 30076
                         Attention: Harry A. Blazer
                         Facsimile: (770) 664-4920
                    with a copy to:

                         Alston & Bird
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309-3424
                         Attention: John L. Latham
                         Facsimile: (404) 881-7777

                    If to Newco:

                         14130 Denver West Parkway
                         Golden, Colorado  80401
                         Attention:  Saad J. Nadhir
                         Facsimile:  (303) 216-5550

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

     11.5 GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
          -------------
AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

     11.6 Headings.  The headings of the sections of this Agreement are inserted
          --------
for convenience only and shall not be deemed to constitute a part of this Agreement.

     11.7 Severability.  If any provision of this Agreement or the application
          ------------
thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Agreement shall be severable in any such instance.

     11.8  Avoidance.  To the extent that Newco receives any payment on account
           ---------
of Company's obligations hereunder, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment(s) or proceeds received, Company's obligations hereunder, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Newco.

     11.9  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     11.10 Entire Agreement.  This Agreement, the Notes, the Security
           ----------------
Instruments and the exhibits to each of the foregoing contain the entire agreement of the parties hereto with respect to the transactions contemplated herein, and collectively supersede all prior understandings and agreements of the parties with respect to the subject matter hereof.

     11.11 General Indemnity.  In addition to the payments pursuant to Section
           -----------------
11.3, Company agrees to indemnify, pay, and hold Newco and any holder of the Notes, and the officers, directors, employees, agents, and Affiliates of Newco and any such holder (collectively, the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of the indebtedness created by this Agreement, the Notes, the Subsidiary Security Agreement, the Security Instruments and the exhibits or any other agreements or documents executed and delivered by Company in connection therewith, including without limitation any damage to public or worker health and safety or the environment, Newco's agreement to make the Loans hereunder, or the use or intended use of the proceeds of the Loans (the "indemnified liabilities"); provided that Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Company shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 11.11 shall survive satisfaction and payment of Company's obligations hereunder and termination of this Agreement.

     11.12 Limitation on Damages.  Notwithstanding anything to the contrary
           ---------------------
herein no party hereto shall be liable for consequential, indirect, incidental, special, speculative, or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory.

     11.13 Submission to Jurisdiction.  Company agrees that any legal action or
           --------------------------
proceeding with respect to this Agreement, the Notes, the Subsidiary Security Agreement or any Security Instrument or the transactions contemplated hereby may be brought in any court of the State of Georgia, or in any court of the United States of America sitting in Georgia, and Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to Company or by the mailing thereof by registered or certified mail, postage prepaid to Company at the address for Company set forth in Section 11.4. Nothing in this paragraph shall affect the right of Newco to serve process in any other manner permitted by law or limit the rights of Newco to bring any such action or proceeding against Company or property in the courts of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     11.14 Waiver of Jury Trial.  No party to this instrument, which includes
           --------------------
any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, the Notes, the Subsidiary Security Agreement, any Security Instrument, any related instrument, or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 11.14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR NEWCO IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, each of the parties has caused this Secured Loan Agreement to be duly executed in its behalf as of the day and year first written above.

                                        HFMI ACQUISITION CORPORATION

                                        By: /s/ Saad J. Nadhir
                                           ---------------------------------
                                        Name:  Saad J. Nadhir
                                        Title: Chief Executive Officer

                                        HARRY'S FARMERS MARKET, INC.

                                        By: /s/ Harry A. Blazer
                                           ---------------------------------
                                        Name:  Harry A. Blazer
                                        Title: President

                               REFINANCING NOTE
                               ----------------


$12,000,000                                                   Atlanta, Georgia
                                                        As of January 31, 1997

          FOR VALUE RECEIVED, Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), promises to pay to the order of HFMI Acquisition Corporation, a Delaware corporation ( "Newco"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Newco may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of twelve million dollars ($12,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Loans made pursuant to Section 1.1 of the Loan Agreement and any interest thereon.

          This Note evidences the Refinancing Loan made under, and is referred to in and is executed and delivered pursuant to, a Secured Loan Agreement dated of even date herewith between the Company and Newco (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated and for a description of the collateral and security securing this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Interest shall accrue daily on the aggregate outstanding principal balance of the Refinancing Loan, for the period commencing on the date the Refinancing Loan is made until the Refinancing Loan is paid in full, (i) during the period commencing on the date the Refinancing Loan is made until the Draw Loan Termination Date, at a per annum rate of 5%, and (ii) thereafter at a per annum rate equal to the rate designated and announced by B of A or its successors in interest from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which B of A adjusts its "reference rate." Interest on the outstanding principal amount of the Refinancing Loan shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

          Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          Except as otherwise provided in the Loan Agreement, if not earlier paid, or if not accelerated for payment, the outstanding principal amount of the Refinancing Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term loan payable as follows: the principal balance of the Refinancing Loan shall be payable to Newco in 20 substantially equal quarterly installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Refinancing Loan as of such date in 40 substantially equal quarterly installments of principal), plus accrued but unpaid interest, on the first day of each of Newco's 20 consecutive fiscal quarters, commencing on the first day of the first quarter commencing after the Draw Loan Termination Date and continuing until the first day of the first quarter commencing after the fifth anniversary of the Draw Loan Termination Date, when the entire remaining principal balance of the Refinancing Loan and all interest accrued thereon shall be due and payable.

          This Note may be prepaid at any time without payment of penalty or premium. All payments made hereunder shall be applied first to interest and then to outstanding principal.

          If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Georgia, the due date thereof shall be extended to the next succeeding business day.

          Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

          THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO CERTAIN INDEBTEDNESS OF THE COMPANY PURSUANT TO AN INTERCREDITOR AGREEMENT DATED JANUARY 31, 1997, BETWEEN CREDITANSTALT-BANKVEREIN, AS AGENT, AND NEWCO, AS SUCH

AGREEMENT IS AMENDED FROM TIME TO TIME WITH THE APPROVAL OF NEWCO.

                                   ARTICLE I

              Refinancing Default, Rights and Remedies of Holder
               --------------------------------------------------

          1.1 The occurrence of a Refinancing Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

          1.2 If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs actually incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Georgia or any state in which any Collateral is situated.

                                  ARTICLE II

                                 Miscellaneous
                                 -------------

          2.1 THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          2.2 The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note,
(v) justifiably or otherwise, impair any of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

          2.3 Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Newco nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Newco or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Newco or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Newco or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

          IN WITNESS WHEREOF, the Company has caused this Refinancing Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.


                              HARRY'S FARMERS MARKET, INC.



                              By:/s/ Harry A. Blazer
                                 -------------------------------
                              Title:     President
                                     ---------------------------

                               DEVELOPMENT NOTE
                               ----------------


$8,000,000                                                    Atlanta, Georgia
                                                        As of January 31, 1997

          FOR VALUE RECEIVED, Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), promises to pay to the order of HFMI Acqusition Corporation, a Delaware corporation ("Newco"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Newco may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of eight million dollars ($8,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Development Loan made pursuant to Section 2.1 of the Loan Agreement and any interest thereon.

          This Note evidences the Development Loan made under, and is referred to in and is executed and delivered pursuant to, a Secured Loan Agreement dated of even date herewith between the Company and Newco (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated and for a description of the collateral and security securing this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Interest shall accrue daily on the aggregate outstanding principal balance of the Development Loan, for the period commencing on the date the Development Loan is made until the Development Loan is paid in full, (i) during the period commencing on the date the Development Loan is made until the Draw Loan Termination Date, at a per annum rate of 5%, and (ii) thereafter at a per annum rate equal to the rate designated and announced by B of A or its successors in interest from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which B of A adjusts its "reference rate." Interest on the outstanding principal amount of the Development Loan shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

          Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          Except as otherwise provided in the Loan Agreement, if not earlier paid, or if not accelerated for payment, the outstanding principal amount of the Refinancing Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term loan payable as follows: the principal balance of the Refinancing Loan shall be payable to Newco in 20 substantially equal quarterly installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Refinancing Loan as of such date in 40 substantially equal quarterly installments of principal), plus accrued but unpaid interest, on the first day of each of Newco's 20 consecutive fiscal quarters, commencing on the first day of the first quarter commencing after the Draw Loan Termination Date and continuing until the first day of the first quarter commencing after the fifth anniversary of the Draw Loan Termination Date, when the entire remaining principal balance of the Refinancing Loan and all interest accrued thereon shall be due and payable.

          This Note may be prepaid at any time without payment of penalty or premium. All payments made hereunder shall be applied first to interest and then to outstanding principal.

          If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Georgia, the due date thereof shall be extended to the next succeeding business day.

          Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

          THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO CERTAIN INDEBTEDNESS OF THE COMPANY PURSUANT TO AN INTERCREDITOR AGREEMENT DATED JANUARY 31, 1997, BETWEEN CREDITANSTALT-BANKVEREIN, AS AGENT, AND NEWCO, AS SUCH

AGREEMENT IS AMENDED FROM TIME TO TIME WITH THE APPROVAL OF NEWCO.

                                   ARTICLE I

                                   Advances
                                   --------

          1.1 Development Loan advances may be made from time to time by Newco to the Company in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance (an "Advance"), Newco shall record the making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the Company with respect to the Development Loan. The aggregate amount of all Advances, less the amounts of payment of principal made by the Company, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any Advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Development Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.

                                  ARTICLE II

              Development Default, Rights and Remedies of Holder
              --------------------------------------------------

          2.1 The occurrence of a Development Default shall be a default under this Note. Upon any such default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

          2.2 If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs actually incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Georgia or any state in which any Collateral is situated.

                                  ARTICLE III
                                 Miscellaneous
                                 -------------

          3.1 THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          3.2 The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note,
(v) justifiably or otherwise, impair any of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

          3.3 Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither the Newco nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Newco or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Newco or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Newco or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

          IN WITNESS WHEREOF, the Company has caused this Development Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.


                              HARRY'S FARMERS MARKET, INC.



                              By: /s/ Harry A. Blazer
                                 ---------------------------
                                        President

                                  EXHIBIT B-1

                          FORM OF SUBSIDIARY GUARANTY

                                   GUARANTY
                                   --------


     THIS GUARANTY is made and entered into this ____ day of ______________, 1997 by ___________________________, a ___________________ corporation (the
"Guarantor"), in favor of HFMI Acquisition Corporation, a Delaware corporation (hereinafter referred to as the "Lender"), as follows:

     Section 1. Background Statement. Reference is made to the Secured Loan Agreement, dated on or about the date hereof (the same as it may be amended, modified or supplemented from time to time being referred to as the "Loan Agreement"), between Harry's Farmers Market, Inc., a Georgia corporation (the "Borrower"), and the Lender. Unless otherwise defined in this Guaranty, terms used herein which are defined in the Loan Agreement shall have the same meaning herein as therein ascribed to them. Pursuant to and subject to the terms and conditions of the Loan Agreement, the Lender has agreed to loan certain funds to the Borrower. The Guarantor is a wholly-owned subsidiary of the Borrower and some of the proceeds of the Loans may be made available to the Guarantor from time to time. The Guarantor will benefit from the making of the Loans under the Loan Agreement as the continued success of the business operations of the Guarantor are directly dependent upon the ability of the Borrower to obtain adequate financing for its business operations and the expansion of such operations and is therefore willing to execute this Guaranty.

     Section 2.  Guaranty.

     (a) Guaranty. In consideration of the execution and delivery by the Lender of the Loan Agreement and the making of Loans to the Borrower by the Lender thereunder, the Guarantor, as primary obligor and not as surety merely, hereby guarantees absolutely and unconditionally to the Lender the due and punctual payment, when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise), and performance of all obligations of the Borrower now or hereafter existing under the Loan Agreement and the Note, whether for principal, interest, fees, expenses or otherwise and any and all other indebtedness, obligations or liabilities of any kind of the Borrower to the Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, arising by operation of law or otherwise (hereinafter referred to as the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, but not limited to, reasonable legal fees and disbursements) which may be incurred by the Lender in enforcing its rights under this Guaranty. The liability of the Guarantor under this Guaranty is primary, unlimited and unconditional, and shall be enforceable before, concurrently or after any claim or demand is made or suit is filed against the Borrower or any other Obligor and before, concurrently or after any proceeding by the Lender against any Collateral or other security for the Guaranteed Obligations and shall be effective regardless of the solvency or insolvency of the Borrower or any other Obligor at any time, the extension or modification of any of the Guaranteed Obligations by operation of law or the subsequent reorganization, merger or consolidation of the Borrower or any change in its composition, nature, ownership, personnel or location, and this Guaranty shall be a continuing guaranty of any and all notes given in extension or renewal of the Guaranteed Obligations. The Guarantor acknowledges, agrees and confirms that this is a guaranty of payment and not of collection only and that demand for payment may be made hereunder on any number of occasions in the amount of all or any portion of the Guaranteed Obligations then due and no single demand shall exhaust the rights of the Lender hereunder.

     (b) Payment by Guarantor. If the Borrower shall fail to pay, when due and payable, any Guaranteed Obligation, the Guarantor will, without demand or notice, immediately pay the same to the Lender. If any Guaranteed Obligation would be subject to acceleration, but such acceleration is enjoined or stayed, the Guarantor will to the extent permitted by applicable law, purchase such Guaranteed Obligation for a price equal to the outstanding principal amount thereof, plus such accrued interest and other amounts as would have been payable had such Guaranteed Obligation been paid or prepaid at the time of such purchase. All payments by the Guarantor under this Guaranty shall be made without any setoff, counterclaim or deduction whatsoever, and in the same currency and funds as are required to be paid by the Borrower.

     (c) Waiver. The Guarantor waives without any requirement of any notice to or further assent by the Guarantor, to the fullest extent permitted by applicable law, (i) diligence, presentment, demand, protest and notice of any kind whatsoever, (ii) any requirement that the Lender exhaust any right or take any action against any obligor or other person or any of the collateral or other security for the Guaranteed Obligations, (iii) the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms of this Guaranty, including, without limitation, Section 10-7-24 of the Official Code of Georgia Annotated, (iv) notice of acceptance hereof, (v) notice of Default or Event of Default, (vi) notice of any and all favorable and unfavorable information, financial or other, about the Borrower, any Obligor or other Person, heretofore, now or hereafter learned or acquired by the Lender,
(vii) all other notice to which the Guarantor or any other obligor might otherwise be entitled, (viii) all defenses, set-offs and counterclaims of any kind whatsoever (but not the right to bring an independent action), (ix) notice of the existence or creation of any Guaranteed Obligations, (x) notice of any alteration, amendment, increase, extension or exchange of any of the Guaranteed Obligations, (xi) notice of any amendments, modifications or supplements to the Loan Agreement or any instrument, document or agreement issued or delivered pursuant thereto, (xii) notice of any release of collateral or other security for the Guaranteed Obligations or any compromise or settlement with respect thereto, (xiii) all diligence in collection or protection of or realization upon the Collateral or any of the Guaranteed Obligations, and (xiv) the right to require the Lender to proceed against any obligor with respect to the Guaranteed Obligations.

     (d) Consents. The Guarantor consents without the requirement of any notice to or further assent by the Guarantor, to the fullest extent permitted by applicable law, that (i) the time of payment of any Guaranteed Obligation may be extended, (ii) any provision of the Loan

Agreement or any instrument, document or agreement issued or delivered pursuant thereto may be amended, waived or modified, (iii) any obligor with respect to the Guaranteed Obligations may be released from its obligations or other obligors or guarantors substituted therefor or added, (iv) any collateral or other property now or hereafter securing the Guaranteed Obligations may be released, exchanged, substituted, compromised or subordinated in whole or in part or any security may be added, and (v) the Lender may proceed against the Guarantor or any other obligor without proceeding against any other obligor with respect to the Guaranteed Obligations.

     (e) Guarantor Bound. The Guarantor will remain bound under this Guaranty notwithstanding any changes, extensions, exchanges, substitutions, releases, compromises, subordinations, amendments, waivers or modifications or any other circumstances, whether or not referred to in clauses (c) or (d) above, which might otherwise constitute a legal or equitable discharge of a guaranty.

     (f) Absolute Obligation. The obligations of the Guarantor hereunder are irrespective of and shall not be dependent upon or affected by (i) the validity, legality or enforceability of the Loan Agreement, the Note(s) or any instrument, document or agreement issued or delivered pursuant thereto, (ii) the existence, value or condition of any of the collateral or other security for the Guaranteed Obligations, (iii) the validity, perfection or priority of the security interest or lien in any of the collateral or other security, (iv) any action or failure to take action by the Lender under, or with respect to, the Loan Agreement, the Note(s), any instrument, document or agreement issued or delivered pursuant thereto, any Guaranteed Obligation, any obligor or any of the collateral or other security, (v) any other dealings among the Lender, the Borrower or any other obligor, or (vi) any present or future law or order of any government agency thereof purporting to reduce, amend or otherwise affect any obligations of the Borrower or the Guarantor.

     (g) Recovery of Payments. In the event that any or all of the amounts guaranteed by the Guarantor are or were paid by the Borrower or any other Obligor or are or were paid or reduced by application of the proceeds of any Collateral, and all or any part of such payment is recovered from the Lender under any applicable bankruptcy or insolvency law or otherwise, the liability of the Guarantor under this Guaranty shall continue and remain in full force and effect to the extent permitted by applicable law.

     (h) Waiver of Reimbursement, Subrogation. The Guarantor hereby waives, irrevocably and to the fullest extent permitted by applicable law, any and all rights of subrogation, indemnification, reimbursement, contribution or similar rights which the Guarantor may have against the Borrower or any other obligor or any collateral for the Guaranteed Obligations, other security or otherwise. The provisions of this subsection (h) shall survive the termination of this Guaranty.

     (i) Binding Nature of Certain Adjudications. Upon written notice of the institution by the Lender of any action or proceedings, legal or otherwise, for the adjudication of any controversy with the Borrower, the Guarantor will be conclusively bound by the adjudication in any such action or proceedings and by a judgment, award or decree entered therein. The Guarantor waives the right to assert in any action or proceeding brought by the Lender, upon the Loan Agreement, the Note(s) or any instrument, document or agreement issued or delivered pursuant thereto, any offsets or counterclaims which the Guarantor may have with respect there to.

     (j) Validity and Enforceability of Guaranty. The Guarantor will take all action required so that the guaranty contained herein will at all times be a binding obligation of the Guarantor enforceable in accordance with its terms.

     Section 3. Representations and Warranties. The Guarantor represents and warrants to the Lender as follows:

     a. Organization; Power; Qualification. The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

     b. Authorization of Guaranty. The Guarantor has the right and power and has taken all necessary action to authorize it to guarantee the Guaranteed Obligations hereunder and to execute, deliver and perform this Guaranty in accordance with its terms. This Guaranty has been duly executed and delivered by the duly authorized officers of the Guarantor and is a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

     c. Compliance of Guaranty With Laws, Etc. The execution, delivery and performance of this Guaranty in accordance with its terms and the guaranty of the Guaranteed Obligations hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any government approval or violate any applicable law relating to the Guarantor or (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or by-laws of the Guarantor.

     d. Financial Interest. The Guarantor is a subsidiary of the Borrower and is engaged in a related and mutually interdependent business with the Borrower and will derive indirect financial and business advantages and benefits from the Loans and other financial accommodations that the Lender may make to the Borrower.

     Section 4. Litigation. THE GUARANTOR, AND THE LENDER BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE GUARANTOR ARISING OUT OF THIS GUARANTY, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE GUARANTOR AND LENDER OF ANY KIND OR NATURE. THE GUARANTOR, AND THE LENDER BY ITS ACCEPTANCE HEREOF, EACH HEREBY AGREES THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GUARANTOR AND LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, OR TO ANY MATTER ARISING THEREFROM. THE GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE GUARANTOR AT THE ADDRESS OF THE GUARANTOR SET FORTH HEREIN. SHOULD THE GUARANTOR FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND OR JUDGMENT MAY BE ENTERED AGAINST HIM AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THE GUARANTY TO ENFORCE SAME IN ANY APPRO PRIATE JURISDICTION.

     Section 5. Titles and Captions. Titles and captions of Sections and subsections in this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

     Section 6. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 7. Governing Law. This Guaranty shall be construed in accordance with and governed by the laws of the State of Georgia.

     Section 8. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

     Section 9. Miscellaneous. This Guaranty and the other agreements contemplated by this Guaranty supersede all prior negotiations, agreements and understandings, and constitute the entire agreement between the parties with respect to the subject matter thereof. All the provisions of this Guaranty shall be binding upon the Guarantor and its successors and assigns, and Lender may assign or transfer any of its rights under this Guaranty. Any term, covenant, agreement or condition of this Guaranty may be amended or waived, and any departure therefrom may be consented to, if, but only if, such amendment, waiver or consent is in writing and is signed by an authorized officer of the Lender and, in the case of any amendment, also by the Guarantor. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the instance and for the specific purpose for which given and no waiver of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Guaranty, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant contained in this Guaranty. The failure of the Lender at any time or times to require performance of any provisions of this Guaranty shall in no manner affect the right to enforce the same. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     Section 10. Assignment by Lender. The Lender may, with five (5) days prior written notice to the Guarantor, sell, assign or transfer any or all of the Guaranteed Obligations and in such event each and every immediate and successive assignee, transferee or holder of any of the Guaranteed Obligations shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, power and benefits. The Lender shall have unimpaired right prior and superior to that of any such assignee, transferee or holder to enforce this Guaranty for the benefit of the Lender as to such of the Guaranteed Obligations as are not sold, assigned or transferred.

     Section 11. Notices. All notices and other communications provided for hereunder shall be in writing and given in accordance with the notice provisions of the Loan Agreement and such provisions are hereby incorporated herein by this reference as if fully set forth herein. The address of the Guarantor for such purposes shall be as set forth on the signature page hereof, or such other address notice of which is given in accordance with the provisions hereof and the address of the Lender shall be as provided from time to time pursuant to the Loan Agreement. The Guarantor agrees that if any notification of intended disposition of Collateral or other security for the Guaranteed Obligations or of any other act by the Lender is required by law and a specific time period is not stated therein, such notification given in accordance with the provisions of this Section 11, at least seven (7) days prior to such disposition or act shall be deemed reasonable and properly given.

     Section 12. Limitation on Guarantor's Liability. Notwithstanding Section 2 hereof, the liability of the Guarantor hereunder with respect to the Guaranteed Obligations, and the aggregate liability of the Guarantor hereunder with respect to the Guaranteed Obligations, shall not in each case exceed at any time the Maximum Amount (as hereinafter defined) less the sum of the amounts, if any, collected by or on behalf of the Lender from the Guarantor pursuant to any other agreement or instrument executed by the Guarantor pursuant to the or as contemplated by the Loan Agreement. The "Maximum Amount" means the greater of:
(a) the proceeds of any Loan that are used to purchase assets for the Guarantor or are otherwise made directly or indirectly available to the Guarantor through intercompany loans, advances, capital contributions or otherwise or (b) the lesser of (i) $20,000,000 or (ii) 95% of (A) the fair salable value of the property of the Guarantor as of the date hereof minus (B) the total liabilities of the Guarantor (including contingent liabilities, but excluding liabilities of the Guarantor owing to shareholders, directors, officers and other direct or indirect affiliates of the Guarantor or the Borrower and excluding liabilities of the Guarantor to the Lender) as of the date hereof.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer(s) as of the day and year first written above.


                                     ________________________________________, a
                                     _________________ corporation



                                     By:
                                        ----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                     Attest:
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                                                [CORPORATE SEAL]

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                                     Address:
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                                  EXHIBIT B-2

                     FORM OF SUBSIDIARY SECURITY AGREEMENT


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                         SUBSIDIARY SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated as of __________, 1997 (this "Security Agreement"), is made by __________________________, a _______________
corporation (the "Subsidiary"), in favor of HFMI ACQUISITION CORPORATION, a Delaware corporation ("Newco").

                                  WITNESSETH:

     WHEREAS, Harry's Farmers Market, Inc., a Georgia corporation company (the "Company") has entered into a Secured Loan Agreement dated as of January 31, 1997 (the "Loan Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement), with Newco pursuant to which Newco has agreed on the terms and conditions therein, to make the Loans (as defined in the Loan Agreement) to the Company; and

     WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Company;

     WHEREAS, as a condition to Newco entering into the Loan Agreement, Newco has required that the Subsidiary unconditionally guarantee all of the Company's obligations under the Loan Agreement pursuant to that certain Subsidiary Guaranty dated as of the date hereof made by the Subsidiary in favor of Newco (the "Guaranty");

     WHEREAS, the Subsidiary, the Company and the other Subsidiaries of the Company, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from Newco through their collective efforts;

     WHEREAS, the Subsidiary acknowledges that it will receive direct and indirect benefits from Newco making such financial accommodations available to the Company under the Loan Agreement;

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     WHEREAS, as a further condition to the effectiveness of Newco's obligations under the Loan Agreement, the Subsidiary has agreed, among other things, to grant to Newco a security interest in and to the Collateral hereinafter described;

     NOW, THEREFORE, to secure all of the Subsidiary's obligations under the Guaranty , including without limitation, all payment obligations thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Subsidiary being herein called the "Secured Obligations", and all of the documents, agreements and instruments between the Subsidiary and Newco evidencing or securing the repayment of, or otherwise pertaining to the Secured Obligations being herein collectively called the "Operative Documents"), for value received and pursuant to the Loan Agreement, the Subsidiary hereby grants, assigns and transfers to Newco a security interest in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

          (a) all of the Subsidiary's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title;

          (b) all insurance proceeds of or relating to any of the foregoing;

          (c) all of the Subsidiary's books, records, and computer programs and data relating to any of the foregoing; and

          (d) all accessories and additions to, and substitutions for, and replacements, products and proceeds of, any of the foregoing.

     1. Representations, Warranties, Covenants and Agreements. The Subsidiary further represents, warrants, covenants, and agrees with Newco as follows:

          (a) Ownership of Collateral; Security Interest Priority At the time any Collateral becomes subject to a security interest of Newco hereunder, unless Newco shall otherwise consent, the Subsidiary shall be deemed to have represented and warranted that (i) the Subsidiary is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of Newco; (ii) none of the Collateral is subject to any lien other than Permitted Liens and there is
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no effective financing statement covering any of the Collateral on file in any public office, other than those evidencing Permitted Liens. This Security Agreement creates in favor of Newco a valid and perfected security interest in the Collateral enforceable against the Subsidiary and all third parties and securing the payment of the Secured Obligations and all filings and other actions necessary or desirable to create, preserve or perfect such security interests have been duly taken.

          (b) Location of Offices, Records and Facilities. The Subsidiary's chief executive office and chief place of business and the office where the Subsidiary keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Georgia, County of Fulton, at ____________________________. The Subsidiary will provide Newco with prior written notice of any proposed change in the location of its chief executive office and will not change the location of its chief executive office without thirty (30) days' prior written notice to Newco. The federal tax identification number of the Subsidiary is ___________. The name of the Subsidiary is _____________________, and the Subsidiary operates under no other names [except for "________________________"]. The Subsidiary shall not change its name without thirty (30) days' prior written notice to Newco.

          (c) Location of Inventory, Fixtures, Machinery and Equipment. All Collateral consisting of inventory, fixtures, machinery or equipment is, and will be, located in the locations set forth in Section 1(b). If the Collateral described in this paragraph 1(c) is kept at leased locations or warehoused, the Subsidiary will use its best efforts to obtain appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to Newco, unless waived by Newco.

          (d) Liens, Etc. The Subsidiary will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) hereof and those consented to in writing by Newco. Upon reasonable notice, Newco or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

          (e) Insurance. The Subsidiary shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties and shall otherwise comply with the insurance provisions set forth in Section 7.4 of the Loan Agreement.
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          (f) Taxes, Etc. The Subsidiary will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a lien, charge or encumbrance upon any of the Collateral. If the Subsidiary fails to pay any such taxes, assessments or other imposts or charges in accordance with this Section, Newco shall have the option to do so and the Subsidiary agrees to repay forthwith all amounts so expended by Newco with interest at the default rate set forth in the Loan Agreement.

          (g) Further Assurances. The Subsidiary will do all acts and things and will execute all financing statements and writings requested by Newco to establish, maintain and continue a perfected and valid security interest of Newco in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches reasonably deemed necessary by Newco to establish and determine the validity and the priority of Newco's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

          (h) Maintenance of Tangible Collateral. The Subsidiary will cause the tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements made in connection therewith which are necessary or desirable to such end. The Subsidiary shall promptly furnish to Newco a statement respecting any loss or damage to any of the tangible Collateral.

          (i) Maintenance of Intangible Collateral. The Subsidiary shall preserve and maintain all rights of the Subsidiary and Newco in the intangible Collateral, including without limitation the payment of all maintenance fees and the taking of appropriate action at the Subsidiary's expense to halt the infringement of any of the intangible Collateral (except where its failure to maintain such Collateral could not reasonably be expected to result in a material adverse change).

          (j) Special Rights Regarding Accounts Receivable. Newco or any of its agents may, at any time and from time to time during the continuation of a Default in its sole discretion, verify directly with the Subsidiary's account debtors the accounts pledged hereunder in any manner. During the continuation of a Default, Newco or any of its agents may, at any time from time to time in its sole discretion, notify the Subsidiary's account debtors of the security interest of Newco in the Collateral and/or direct such account debtors that all payments in connection with such obligations
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and the Collateral be made directly to Newco in Newco's name.  During the continuation of a Default, if Newco or any of its agents shall collect such obligations directly from the Subsidiary's account debtors, Newco or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Subsidiary's account debtors in such manner and on such terms as Newco or any of its agents shall deem appropriate. During the continuation of a Default, the Subsidiary directs and authorizes any and all of its present and future account debtors to comply with requests for information from Newco, Newco's designees and agents and/or auditors, relating to any and all business transactions between the Subsidiary and the Subsidiary's account debtors.
During the continuation of a Default, the Subsidiary further directs and authorizes all of its account debtors upon receiving a notice or request sent by Newco or Newco's agents or designees to pay directly to Newco any and all sums of money or proceeds now or hereafter owing by the Subsidiary's account debtors to the Subsidiary, and any such payment shall act as a discharge of any debt of such account debtor to the Subsidiary in the same manner as if such payment had been made directly to the Subsidiary. The Subsidiary agrees to take any and all action as Newco may request to assist Newco in exercising the rights described in this Section.

     2. Events of Default. The occurrence of any Event of Default specified in the Loan Agreement shall be deemed an event of default under this Security Agreement.

     3. Remedies. (a) Subject to subsection (b) below, upon the occurrence of any such Event of Default, Newco shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Subsidiary hereby agrees to assemble the Collateral and make it available to Newco at a place to be designated by Newco which is reasonably convenient to both parties, authorizes Newco to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by Newco) and then to the payment of the indebtedness and satisfaction of other Secured Obligations. Any requirement of reasonable notice shall be met if Newco sends such notice to the Subsidiary, by registered or certified mail, at least ten (10) days prior to the date of sale, disposition or other event giving rise to a required notice. Newco may be the purchaser at any such sale. The Subsidiary expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. Newco shall have no obligation to preserve rights against prior parties. The Subsidiary hereby waives as to Newco any right of subrogation or marshaling of such Collateral and any other collateral for the Secured Obligations. To this end, the Subsidiary hereby expressly agrees that any such collateral or other security of the Subsidiary or any other party which Newco may hold,
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or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Newco or the Subsidiary does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Subsidiary shall be liable for any deficiency remaining after disposition of the Collateral.


          (b) By its acceptance hereof, Newco agrees and acknowledges that there are different defaults for the Refinancing Loan and the Development Loans and that it is possible for one of the loans to be in default while the other is not. Consequently, the rights and remedies of Newco hereunder with respect to the Collateral are limited to the amount of the obligations that are the subject of the default.

     4. Remedies Cumulative. No right or remedy conferred upon or reserved to Newco under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of Newco under any Operative Document or under applicable law may be exercised from time to time and as is often as may be deemed expedient by Newco. To the extent that it lawfully may, the Subsidiary agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may effect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

     5. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by Newco and waiver of any default or forbearance on the part of Newco in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

     6. Governing Law; Definitions. This Security Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State. Terms used but not defined herein shall have the respective meaning ascribed thereto in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Georgia are used herein as therein
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defined on the date hereof.  The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     7. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered and shall be effective in the manner specified in Section 9.4 of the Loan Agreement.

     8.   Rights Not Construed as Duties.   Newco neither assumes nor shall it
have any duty of performance or other responsibility under any contracts in which Newco has or obtains a security interest hereunder. If the Subsidiary fails to perform any agreement contained herein, Newco may but is in no way obligated to itself perform, or cause performance of, such agreement, and the expenses of Newco incurred in connection therewith shall be payable by the Subsidiary under paragraph 11.

     9. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

     10. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     11. Expenses. The Subsidiary agrees to indemnify Newco from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from Newco's gross negligence or willful misconduct.

     12. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until full payment and performance of the Secured Obligations (b) be binding upon the Subsidiary, its successors and assigns and
(c) inure, together with the rights and remedies of Newco hereunder, to the benefit of Newco and its successors, transferees and assigns as permitted under
Section 11.2 of the Loan Agreement. Upon the full payment and performance of the Secured Obligations the
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security interests granted hereby shall terminate and all rights to the
Collateral shall revert to the Subsidiary. Upon any such termination, Newco will, at the Subsidiary's expense, execute and deliver to the Subsidiary such documents as the Subsidiary shall reasonably request to evidence such termination.

     13. Subordination. THIS AGREEMENT, THE LIENS AND SECURITY INTERESTS GRANTED HEREBY AND THE RIGHTS AND REMEDIES OF NEWCO HEREUNDER HAVE BEEN SUBORDINATED PURSUANT TO, AND ARE SUBJECT TO THE TERMS AND CONDITIONS OF, THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF THE DATE HEREOF BETWEEN NEWCO AND THE AGENT, AS SUCH AGREEMENT IS AMENDED FROM TIME TO TIME WITH THE APPROVAL OF NEWCO.

     14. Submission to Jurisdiction. The Subsidiary agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Georgia, or in any court of the United States of America sitting in Georgia, and the Subsidiary hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Subsidiary or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Subsidiary at the address for notices as provided in Section 7 hereof. Nothing in this paragraph shall affect the right of Newco to serve process in any other manner permitted by law or limit the right of Newco to bring any such action or proceeding against the Subsidiary or property in the courts of any other jurisdiction. The Subsidiary hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     15. Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 15 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER
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PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL
INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR NEWCO IN ENTERING INTO THIS AGREEMENT.
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     IN WITNESS WHEREOF, the Subsidiary has caused this Security Agreement to be duly executed as of the day and year first set forth above.


                                       [NAME OF SUBSIDIARY]


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